EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report in this Form 10-KSB for the year ended December 31, 2000, into the registration statement on Form S-3 (file no. 333-61523) and on Form S-8 (file no. 333-37351) of SAC Technologies, Inc., dba BIO-key International, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective May 3, 1999 and October 7, 1997, respectively.

/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
March 29, 2001